Exhibit 4.2

THIRD AMENDMENT

TO THE

RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO THE RIGHTS AGREEMENT (this “Amendment”) is made as of May 1, 2014, by and between R. G. Barry Corporation (the “Company”) and Broadridge Corporate Issuer Solutions, Inc. (the “Rights Agent,” which term shall include any successor Rights Agent hereunder). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Rights Agreement (as such term is defined in the recitals below).

W I T N E S S E T H:

WHEREAS, the Company and The Bank of New York Mellon Corporation (the “Former Rights Agent”) executed and entered into a Rights Agreement dated as of May 1, 2009 (the “Rights Agreement”);

WHEREAS, the Company, the Former Rights Agent and the Rights Agent executed and entered into a First Amendment to the Rights Agreement dated August 15, 2011, to remove the Former Rights Agent and to appoint the Rights Agent as successor under the Rights Agreement;

WHEREAS, the Company and the Rights Agent executed and entered into a Second Amendment to the Rights Agreement dated May 1, 2014 (the “Second Amendment”), to extend the expiration date of the Rights Agreement to December 31, 2014;

WHEREAS, Section 27 of the Rights Agreement provides that, prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing Common Shares;

WHEREAS, as of the date hereof a Distribution Date has not occurred and Rights Certificates have not been issued;

WHEREAS, MRGB Hold Co., a Delaware corporation (“Parent”), MRVK Merger Co., an Ohio corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”), and whereby all the Company’s issued Common Shares will be converted into the right to receive cash;

WHEREAS, the Board of Directors of the Company (the “Board”) has approved the Merger Agreement; and

WHEREAS, the Board has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable to facilitate the Merger and has authorized and approved this Amendment, and the Company and the Rights Agent desire to evidence such amendment in writing.

NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby amended and supplemented to add the following definitions in the appropriate alphabetical locations:

“Merger Sub” shall mean MRVK Merger Co., an Ohio corporation and a wholly-owned direct subsidiary of Parent.

“Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of May 1, 2014, by and among Parent, Merger Sub and the Company, as it may be amended from time to time.

“Parent” shall mean MRGB Hold Co., a Delaware corporation.

“Sponsor” shall mean Mill Road Capital II, L.P., a Delaware limited partnership.

2. AMENDMENT OF DEFINITION OF “ACQUIRING PERSON”. The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, neither Parent, Merger Sub, Sponsor nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person as a result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

3. AMENDMENT OF DEFINITION OF “DISTRIBUTION DATE”. Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

4. AMENDMENT OF DEFINITION OF “SHARE ACQUISITION DATE”. The definition of “Share Acquisition Date” in Section 1(dd) of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof:

“Notwithstanding anything in this Rights Agreement to the contrary, a “Share Acquisition Date” shall not be deemed to have occurred as the result, directly or indirectly, of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

5. AMENDMENT OF SECTION 3. Section 3 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as a new Section 3(d):

“Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 3 shall not apply to (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

6. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement (as amended by the Second Amendment) is hereby amended and supplemented by deleting “(i) 5:00 p.m., New York City Time, on December 31, 2014 (the “Final Expiration Date”)” and replacing it with the following:

“(i) the earlier of (x) the 5:00 p.m., New York City Time, on December 31, 2014 and (y) immediately prior to the Effective Time (as defined in the Merger Agreement) (such earlier date, the “Final Expiration Date”)”

7. AMENDMENT OF SECTION 11. Section 11 of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end of that section as new Section 11(q):

“Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 11 shall not apply to (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

8. AMENDMENT TO SECTION 13. Section 13 of the Rights Agreement is hereby amended and supplemented by adding the following sentence at the end thereof as new Section 13(g):

“Notwithstanding anything in this Rights Agreement to the contrary, the provisions of this Section 13 shall not apply to (i) the approval, execution,

delivery or performance of the Merger Agreement, (ii) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (iii) the public announcement of any of the foregoing.”

9. ADOPTION OF NEW SECTION 36. The Rights Agreement is hereby amended and supplemented by adding a new Section 36 to read as follows:

“Notwithstanding anything in this Rights Agreement to the contrary, (i) this Rights Agreement shall not apply to the Merger or the transactions contemplated by the Merger Agreement, and (ii) no holder of Rights or any other Person shall have any legal or equitable rights, remedies or claims under this Rights Agreement as a result of (x) the approval, execution, delivery or performance of the Merger Agreement, (y) the consummation of the Merger or any other transaction contemplated by the Merger Agreement or (z) the public announcement of any of the foregoing.”

10. INDEMNIFICATION. The Company will indemnify, defend, protect and hold harmless the Rights Agent from and against any and all losses, liabilities, costs, damages or expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred or made, arising out of or in connection with this Amendment.

11. EFFECTIVENESS. This Amendment shall be effective as of the date first written above, as if executed on such date. Except as specifically amended by this Amendment, all other terms and conditions of the Rights Agreement shall remain in full force and effect and are hereby ratified and confirmed.

12. DIRECTION TO RIGHTS AGENT; WAIVER OF NOTICE. By its execution and delivery hereof, the Company hereby directs the Rights Agent to execute this Amendment. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement in connection with the entering into and delivery of this Amendment or the amendments contemplated hereby.

13. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State. This Amendment may be executed in any number of counterparts and by facsimile and electronic transmission (including by .pdf) and each of such counterparts shall for all purposes be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Rights Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:		R. G. BARRY CORPORATION

/s/ Michael A. Cline		By:	/s/ Greg Tunney
Name:	Michael A. Cline	Name:	Greg Tunney
Title:	Attorney	Title:	CEO/President

Attest:		BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

/s/ Jill Kaplan		By:	/s/ Lyell Dampeer
Name:	Jill Kaplan	Name:	Lyell Dampeer
Title:	Executive Administrative Assistant	Title:	President Investor Communication Solutions, U.S.

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